Exhibit 99.1
George Westinghouse Technology Center
Building 801 — 1386 Beulah Road
Churchill, Pennsylvania 15235
(800) 972-7341

Investor Contact:	Company Contact:
Chris Witty	John C. Regan, Chairman & CEO
Lippert/Heilshorn & Associates, Inc.	412-243-3200
(212) 201-6609
cwitty@lhai.com
FOR IMMEDIATE RELEASE
PDG Environmental Delays Fiscal 2007 Year End Filing
Company to Report Results and Host Conference Call on May 16
PITTSBURGH, PA, April 30, 2007 — PDG Environmental, Inc. (OTC BB: PDGE), a leading provider of environmental remediation and specialty contracting services, today announced that it will file a Form 12b-25 with the Securities and Exchange Commission for an automatic fifteen-day extension to file its Annual Report on Form 10-K for the year ended January 31, 2007. The Company requires additional time to complete certain statements and expects to report fiscal 2007 results on May 16, 2007, with a conference call planned for 11:00 a.m. Eastern that day. During the call, management will discuss the Company’s fiscal year end results along with the outlook for the current quarter and fiscal year. Investors are invited to dial (888) 804-7108 to participate in the call.
Investors will also be able to access an encore recording of the conference call for one week by calling (800) 642-1687, conference ID# 3134332. The encore recording will be available two hours after the conference call has concluded.
About PDG Environmental
PDG Environmental, Inc., headquartered in Pittsburgh, PA, is a leading provider of specialty contracting services including asbestos abatement, mold remediation, emergency response, demolition and reconstruction to commercial, industrial and governmental clients nationwide. With over twenty years experience, PDG Environmental has 18 offices capable of responding to customer requirements coast to coast. For additional information, please visit www.pdge.com.
Safe Harbor Statement under Private Securities Act of 1995: The statements contained in this release, which are not historical facts, may be deemed to contain forward-looking statements, including, but not limited to, deployment of new services, growth of customer base, and growth of service area, among other items. Actual results may differ materially from those anticipated in any forward-looking statement with regard to magnitude, timing or other factors. Deviation may result from risk and uncertainties, including, without limitation, the Company’s dependence on third parties, market conditions for the sale of services, availability of capital, operational risks on contracts, and other risks and uncertainties. The Company disclaims any obligation to update information contained in any forward-looking statement.